UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                 March 25, 2003


                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State of other jurisdiction of incorporation)





           0-19118                                     74-2584033
(Commission File Number)                (I.R.S. Employer Identification Number)




                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)

               Registrant's       telephone number, including area code:
                                  210-490-4788

Item 9. REGULATION FD DISCLOSURE

See attached Press Release



The following exhibits are filed as part of this report:

NUMBER                                            DOCUMENT

99.1                                    Press release dated March 25, 2003

                                   SIGNATURES


         Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           ABRAXAS PETROLEUM CORPORATION



                         By:      __/s/Chris Williford__________
                                  Chris Williford
                                  Executive Vice President, Chief Financial
                                  Officer and Treasurer


Dated:    March 25, 2003

                                                                   Exhibit 99.1

                                  NEWS RELEASE


         ABRAXAS ANNOUNCES 2002 FINANCIAL RESULTS AND YEAR END RESERVES

Results from recently sold Canadian operations classified as "Discontinued Operations"

SAN ANTONIO, TX (March 25, 2003) - Abraxas Petroleum Corporation (AMEX:ABP) today reported financial and operating results for the fourth quarter and the full year ended December 31, 2002. Due to required accounting treatment under GAAP, results for all reported periods related to the Canadian operations sold in January 2003 have been classified as "Discontinued Operations" on the Company's Statements of Operations and as "Assets Held for Sale" on the Company's Balance Sheet. Consequently any comparisons or discussions contained herein, unless specifically identified to Discontinued Operations, are related to continuing operations only.

Continuing Operations:
Revenues in the fourth quarter of 2002 were $6.9 million compared to $5.0 million in 2001. Net earnings for the fourth quarter of 2002 were a loss of $6.7 million compared to a loss of $9.2 million in 2001. Higher commodity price realizations in Q4 2002, $3.85 per Mcfe, compared to Q4 2001, $2.26 per Mcfe, was the driver behind the increase in revenues and the narrower loss. For the full year of 2002, a net loss of $60.8 million was incurred compared to a loss of $16.0 million in 2001. Included in the full year 2002 loss was a non-cash proved property impairment (ceiling test) charge of $32.9 million.

As Reported Including Discontinued Operations:
The net loss for the fourth quarter of 2002 was $5.7 million including a gain of $976,000 from discontinued operations. This compares to a loss of $12.9 million in the fourth quarter of 2001 including a loss from discontinued operations of $3.7 million. The reported loss for the full year of 2002 was $118.5 million including a loss from discontinued operations of $57.7 million and impairment charges totaling $86.3 million. During 2001 the Company reported a loss of $19.7 million including a loss of $3.7 million from discontinued operations. The 2001 numbers do not include any impairment charges.

The Company reported 112.5 Bcfe of proven reserves at year-end 2002 with a PV-10 of $137 million. Additional operational detail, including production data, price realizations, reserve breakdown and other pertinent information for the comparable fourth quarters of 2001 and 2002, as well as full year comparisons, can be found in the attached tables. The Company has also attempted to provide the reader with a better understanding of the impact on the Company's balance sheet of the transactions completed in January of 2003, specifically the Canadian sale, the new senior credit agreement and the exchange offer all previously announced on January 24, 2003. An unaudited pro forma balance sheet at December 31, 2002, giving effect to the results of the transactions discussed above can be found in the attached tables.

Abraxas CEO Bob Watson commenting on 2002 results and subsequent transactions, "The work that we did during 2002, not only associated with the drill bit but also with the transactions completed in January of 2003, has allowed Abraxas to re-engineer our balance sheet and establish a much firmer foundation upon which to develop our retained assets. The Canadian sale, the new credit facility and the successful completion of the exchange offer have dramatically changed our capital structure, reducing our overall debt by 48% and reducing our cash interest costs from about $34 million a year to $4 million. We anticipate that this decrease in cash interest payments and the increase in commodity prices will lead to an improvement in liquidity which will allow us to accelerate the development of our extensive inventory of retained assets and replicate the value creation demonstrated in our Canadian sale."

As a result of final 2002 financial results and current market conditions, Abraxas has updated its operating and financial guidance for year 2003 as follows:

           Production:
                BCFE (approximately 80% gas)                        7 - 8
           Price Differentials (Pre Hedge):
                $ Per BO                                             0.64
                $ Per MCF                                            0.51
           Lifting Costs, $ Per MCFE                                 1.21
           G&A, $ Per MCFE                                           0.69
           Capital Expenditures ($ Millions)                        15.00

Abraxas invites your participation in a conference call on Wednesday, March 26th, at 1:30 pm CST to discuss the contents of this release and respond to questions. Please call 1-800-967-7140 between 1:20 and 1:30 pm CST, confirmation code 729258, if you would like to participate in the call. There will be a replay of the conference call available by calling 1-888-203-1112, confirmation code 729258, beginning approximately 4:30 pm CST Wednesday, March 26th, through 5:00 pm CST Wednesday, April 2nd.

Abraxas Petroleum Corporation is a San Antonio-based crude oil and natural gas exploitation and production company. The Company operates in Texas, Wyoming and western Canada.

Safe Harbor for forward-looking statement: Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance suggested in this release. Such factors may include, but may not be necessarily limited to, changes in the prices received by the Company for crude oil and natural gas. In addition, the Company's future crude oil and natural gas production is highly dependent upon the Company's level of success in acquiring or finding additional reserves. Further, the Company operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond the Company's control. In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in the Company's filing with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Janice Herndon/Manager Corp. Communications
Telephone 210.490.4788
jherndon@abraxaspetroleum.com
www.abraxaspetroleum.com




                 Abraxas Petroleum Corporation and Subsidiaries
                      Consolidated Statements of Operations

                                                      Three Months Ended        Twelve Months Ended
(In thousands except per share data)                     December 31,               December 31,
                                                   ------------- ------------ -------------------------
                                                       2002         2001          2002        2001
                                                   ------------- ------------ -------------------------
Revenue:
Oil and gas production revenues                        $6,796       $4,812        $21,601    $34,934
Rig revenues                                              123          149            635        756
Other                                                       1            2             71         85
                                                   ------------- ------------ -------------------------
                                                        6,920        4,963         22,307     35,775
Operating costs and expenses:
Lease operating and production taxes                    2,109        2,465          7,910      9,302
Depreciation, depletion, and amortization               2,300        2,752          9,654     12,336
Proved Property impairment                                  -            -         32,850          -

Rig operations                                            128          154            567        702

Stock - based compensation                                  -            -              -     (2,767)
General and administrative                              1,556          885          5,082      4,937
                                                   ------------- ------------ ------------  -----------
                                                        6,093        6,256         56,063     24,510
                                                   ------------- ------------ ------------  ----------
Operating income (loss)                                   827       (1,293)       (33,756)    11,265

Other (income) expense:
Interest income                                           (36)        (312)           (92)       (78)
Amortization of deferred financing fees                   331          865          1,325      1,907
Interest expense                                        6,040        6,272         24,689     23,922
Financing costs                                           967            -            967          -

Loss (gain) on sale of equity investment                    -          845              -        845
Other                                                     201          191            201        207
                                                   ------------- ------------ ------------- ----------
                                                        7,503        7,861         27,090     26,803
Income (loss) from continuing operations before
taxes and extraordinary gain                           (6,676)      (9,154)       (60,846)   (15,538)
Income tax expense (benefit)                                -            -              -        505
                                                   ------------- ------------ ------------- ----------
Income (loss) from continuing operations before

   extraordinary item                                  (6,676)      (9,154)       (60,846)   (16,043)
Income (loss) from discontinued operations                976       (3,696)       (57,681)    (3,675)
                                                   ------------- ------------ ------------- ----------
Income (loss) before extraordinary item                (5,700)     (12,850)      (118,527)   (19,718)

Debt extinguishment                                         -            -              -          -
                                                   ------------- ------------ ------------- ----------
Net income (loss)                                     ($5,700)    ($12,850)     ($118,527)  ($19,718)
                                                   ============= ============ ============= ==========
Earnings (loss) per common share:
   Net income (loss) from continuing operations
     before extraordinary item                         ($0.22)      ($0.31)        ($2.03)    ($0.62)
   Discontinued operations (loss)                        0.03        (0.12)         (1.92)     (0.14)
    Extraordinary item                                      -            -              -          -
                                                   ------------- ------------ -------------- -----------
Net income (loss) per common share                     ($0.19)      ($0.43)        ($3.95)    ($0.76)
                                                   ============= ============ ============== ===========


                                                     ABRAXAS PETROLEUM CORPORATION
                                                           YEAR-END RESULTS
                                                           Three Months            Twelve Months
(In thousands except per share data)                    Ended December 31,       Ended December 31,
                                                            2002         2001        2002         2001
                                                            ----         ----        ----         ----
                  Continuing Operations Data:
Revenues                                                  $6,920       $4,963     $22,307      $35,775
EBITDA                                                     3,127        1,459       8,748       20,834
Cash Flow (Before Working Capital Changes)                (4,044)      (4,692)    (17,017)      (3,722)
Continuing Operations Net Loss                            (6,676)      (9,154)    (60,846)     (16,043)
Continuing Operations Net Loss Per Share                    (.22)        (.31)      (2.03)        (.62)
Net Income (loss) from Discontinued Operations               976       (3,696)    (57,681)      (3,675)
Net Income (loss) from Discontinued Per Share                .03         (.12)      (1.92)        (.14)
Reported Net Loss                                        (5,700)      (12,850)   (118,527)     (19,718)
Reported Net Loss Per Share                                (.19)         (.43)      (3.95)        (.76)
Weighted Ave. Shares Outstanding (Millions)                 30.0         30.0        30.0         25.8


                    Production:
Crude Oil (BPD)                                              742          825         725          999
NGL (BPD)                                                     30          184          26          141
Natural Gas (MCFPD)                                       14,551       17,500      15,561       21,433
MMCFEPD                                                     19.2         23.6        20.1         28.3

           Prices (net of hedge costs):
Crude Oil ($/BBL)                                         $30.91       $18.68      $24.42       $25.07
NGL's ($/BBL)                                              18.57        11.93       14.88        15.61
Natural Gas ($/MCF)                                         3.46         2.04        2.64         3.19
Price per MCFE                                              3.85         2.26        2.95         3.39

                     Expenses:
Lease Operating ($/MCFE)                                   $1.19        $1.14       $1.08         $.90
General & Administrative ($/MCFE)                            .88          .45         .69          .48
Interest ($/MCFE)                                           3.40         2.75        3.36         2.31
D/D/A ($/MCFE)                                              1.30         1.27        1.32         1.20

                     Reserves:
Consolidated PV-10                                                               $136,584      $77,187
U. S. Reserves (Bcfe)                                                                97.6        134.9
Canada Reserves (Bcfe)                                                               14.9          7.2

                                                     Balance Sheet Data (In $000s)
                                                              Year End                Year End
                                                       December 31, 2002      December 31, 2001
Cash                                                                  $557                  $3,593
Working Capital (Deficit)*                                         (67,547)                 (2,982)
Property and Equipment, Net                                         95,926                 127,486
Total Assets**                                                     181,425                 303,616

Long-Term Debt***                                                  190,979                 262,240
Shareholders Equity (Deficit)                                     (142,254)                (28,585)
Actual Common Shares Outstanding (Millions)                           30.0                    30.0

*2002 Working capital includes a current liability of $63.5 million for senior secured notes which were paid off on January 23, 2003. It does not include assets and liabilities held for sale for either period.

**Total Assets include assets held for sale (total assets from continued operations equal $107.2 million for 2002 and $139.7 million for 2001)

***2002 Long-term debt includes the second lien and old notes that were exchanged in the tender offer in January, 2003.



                    ABRAXAS PETROLEUM CORPORATION AND SUBSIDIARIES
               CONSOLIDATED CONDENSED BALANCE SHEET AT DECEMBER 31, 2002

                                                     -----------------------------------
                                                        AS REPORTED
                                                          ON 10-K         PROFORMA*
                                                         (Audited)       (Unaudited)
                                                     -----------------------------------
                                                           (Dollars in Thousands)
ASSETS:
Current Assets                                        $       7,923    $        7,923
Assets held for sale                                         74,247                 -
Property and Equipment - Net                                 95,926            95,926
Other Assets                                                  3,329             5,844
                                                     -----------------------------------
 Total Assets                                         $     181,425    $      109,693
                                                     -----------------------------------

LIABILITIES & STOCKHOLDER'S DEFICIT:
Current liabilities                                   $      75,470    $        6,970
Liabilities related to assets held for sale                  56,697                 -
Long-term debt                                              190,979           175,298  (1)
Other liabilities                                               533               533

Stockholder's equity (deficit)                             (142,254)          (73,108) (2)
                                                     -----------------------------------
   Total liabilities and stockholder's equity
     (deficit)                                        $     181,425    $      109,693
                                                     -----------------------------------



* Gives effect as to the sales of Canadian Abraxas Petroleum Ltd. and Grey Wolf Exploration Inc., the closing of the Company's new senior credit agreement, the redemption of the Company's previous first lien notes and the completion of the exchange offer related to the Company's former second lien and old notes, as if all transactions happened at December 31, 2002.

(1)Consists of new senior credit agreement with outstanding balance of $46.7 million and $128.6 million which represents the carrying value of the $109.7 million face amount of the newly exchanged notes, due in May 2007.

(2)Reflects estimated gain on sale of Canadian subsidiaries to be booked in the first quarter 2003 (approximately $69 million), minus transaction costs of exchange offer that will be expensed (approximately $3.6 million), plus issuance of new shares related to the exchange offer (approximately $3.8 million).